Exhibit 5.1 Opinion of Pierce Atwood LLP

June 1, 2018

The Board of Directors
The First Bancorp, Inc.
PO Box 940
Damariscotta, Maine 04543

Post-Effective Amendment No. 1 to Registration Statement on Form S-3D

Members of the Board:

We have acted as counsel to The First Bancorp, Inc., Inc., a Maine corporation (the “Corporation”), in connection with the filing by the Corporation of the above-referenced Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3D filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 1, 2001 (File No. 333-64308), (the “Registration Statement”). The Registration Statement registered 200,000 shares (adjusted to 600,000 shares as a consequence of a stock split effectuated on June 1, 2004) of common stock (the “Common Stock”), of the Corporation for issuance under The First Bancorp, Inc., Inc. Dividend Reinvestment Plan (the “Plan”). The Compensation Committee of the Board of Directors of the Corporation amended and restated the Plan by unanimous written consent effective May 31, 2018. The Post-Effective Amendment relates to 337,683.4192 shares (the “Shares”) of Common Stock previously registered by the Registration Statement that remain issuable in connection with the amended and restated Plan.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Corporation’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Corporation, including the Articles of Incorporation, as amended to date (the “Articles”), and the Bylaws of the Corporation, as amended to date, (ii) the resolutions (the “Resolutions”) of the Compensation Committee of the Board of Directors of the Corporation with respect to the amendment and restatement of the Plan, the issuance of the Shares under the amended and restated Plan, the Post-Effective Amendment and certain related matters, and (iii) the Post-Effective Amendment and exhibits thereto.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Corporation, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

The Board of Directors
The First Bancorp, Inc.
June 1, 2018

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when and if issued in accordance with the Articles, the Post-Effective Amendment, the Resolutions and the amended and restated Plan (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Articles), the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of Maine and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the State of Maine and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Maine), municipal law or the laws of any local agencies within any state (including, without limitation, Maine). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention, and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pierce Atwood LLP